As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Endo Pharmaceuticals Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4022871

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Painters Drive
Chadds Ford, Pennsylvania 19317
(Address of principal executive offices)

Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan
(Full title of the plan)

Caroline B. Manogue
Executive Vice President, Chief Legal Officer and Secretary
Endo Pharmaceuticals Holdings Inc.
100 Painters Drive
Chadds Ford, Pennsylvania 19317
(610) 558-9800
(Name and address, including zip code, and telephone number, including area code, of agent for service)

______________

Copies to:

Stacy Kanter, Esq.	James J. Connors, II, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000	Endo Pharma LLC c/o Kelso & Company 320 Park Avenue, 24th Floor New York, New York 10022 (212) 751-3939

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	4,000,000	$20.41(2)	$81,640,000	$10,343.79

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.
(2)	Computed in accordance with Rule 457(h) under the Securities Act, such computation is based on the average of the high and low sales prices of Endo Pharmaceuticals Holdings Inc. common stock as reported on the Nasdaq Stock Market on November 29, 2004.

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EXPLANATORY NOTE

     This registration statement registers 4,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Endo Pharmaceuticals Holdings Inc. (the “Company” or the “Registrant”) that were issued and sold or may be issued and sold under the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the SEC are incorporated by reference in this registration statement:

     (a)      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004 and as amended on March 30, 2004 and June 25, 2004 (the “Form 10-K”), that contains audited consolidated financial statements of Endo Pharmaceuticals Holdings Inc. and its subsidiaries for the fiscal year ended December 31, 2003;

     (b)      The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 10, 2004;

     (c)      The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004;

     (d)      The Company's Current Reports on Form 8-K filed with the Commission on January 5, 2004, July 7, 2004, July 16, 2004, July 19, 2004, August 9, 2004 and November 29, 2004;

     (e)      The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 5, 2004;

     (f)      The information contained under Item 5 of the Current Report on Form 8-K filed on July 15, 2004; and

     (g)      The description of the Common Stock contained in the Registration Statement on Form 8-A dated July 12, 2000, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

     In addition, any and all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Mr. Michael W. Mitchell, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which provides legal services to us from time to time, is a director of the Company and beneficially owns 30,000 options exercisable into shares of the Company’s common stock.

Item 6. Indemnification of Directors and Officers.

     As authorized by section 145 of the Delaware General Corporation Law, each director and officer of a corporation may be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred regarding the defense or settlement of threatened, pending or completed legal proceedings. Each director or officer will have the right of indemnification if he or she:

•	is involved in the legal proceeding because he or she is or was a director or officer of the corporation;

•	acted in good faith and in a manner that he or she reasonably believed was in the best interests of the corporation; and

•	in a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified for claims, issues or matters as to which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court determines otherwise.

     Article SIXTH of our amended and restated certificate of incorporation contains provisions that authorize the indemnification of directors and officers. Under article SIXTH, we will indemnify our directors and officers to the fullest extent authorized or permitted by law against expenses, judgments, fines and amounts paid in settlement. In addition, this right of indemnification continues to persons who have ceased to be our directors or officers and to his or her heirs, executors and personal and legal representatives. However, unless the legal proceeding was authorized or consented to by our board of directors, we are not obligated to indemnify a director or officer, or his or her heirs, executors or personal or legal representatives, regarding the proceeding initiated by the same director or officer, or his or her heirs, executors or personal or legal representatives. Finally, article SIXTH provides that a repeal or modification of article SIXTH by the stockholders must not adversely affect the rights to indemnification of directors and officers regarding any acts or omissions that occurred before the repeal or modification.

     Set forth below are material provisions of article EIGHTH of our amended and restated by-laws that authorize the indemnification of directors and officers:

•	Section 2 of article EIGHTH states that if a director or officer is adjudged to be liable to us by a court of law there would be no right of indemnification unless the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity.

•	Under section 3 of article EIGHTH, authorization as to whether a director or officer should be indemnified is made (a) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (b) by independent legal counsel in a written opinion if there are no directors who are not parties to the action, suit or proceeding, or (c) by the stockholders. However, if a director or officer has been successful on the merits or defense of the action, suit or proceeding, then that person will be indemnified without authorization.

•	According to section 5 of article EIGHTH, directors or officers may apply to the Court of Chancery in the State of Delaware for indemnification.

•	Section 6 of article EIGHTH provides that the directors and officers have the right to be reimbursed for the expenses incurred in defending or participating in a legal proceeding in advance of the proceeding’s final disposition.

•	Pursuant to section 8 of article EIGHTH, we may purchase and maintain insurance on behalf of persons who are or were directors or officers whether or not we would have the power or the obligation to indemnify those persons.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Endo Pharmaceuticals Holdings Inc. (“Endo”) (incorporated herein by reference to Exhibit 3.1 of the Form 10-Q for the Quarter ended June 30, 2000 filed with the Commission on August 15, 2000).

4.2	Amended and Restated By-laws of Endo (incorporated herein by reference to Exhibit 3.2 of the Form 10-Q for the Quarter ended March 31, 2003 filed with the Commission on May 14, 2003).

4.3	Amended and Restated Executive Stockholders Agreement, dated as of July 7, 2003, by and among Endo, Endo Pharma LLC (“Endo LLC”), Kelso Investment Associates V, L.P. (“KIA V”), Kelso Equity Partners V, L.P. (“KEP V”) and the Management Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q for the Quarter ended June 30, 2003 filed with the Commission on August 14, 2003).

4.3.1	Amendment to Amended and Restated Executive Stockholders Agreement, dated as of June 28, 2004, by and among Endo, Endo LLC, KIA V, KEP V and the Management Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.1.2 of the Form 10-Q for the Quarter ended September 30, 2004 filed with the Commission on November 5, 2004).

4.4	Amended and Restated Employee Stockholders Agreement, dated as of June 5, 2003, by and among Endo, Endo LLC, KIA V, KEP V and the Employee Stockholders (as defined therein) (incorporated herein by reference to Exhibit 10.2 of Amendment No. 2 to the Form S-3 Registration Statement (Registration No. 333-105338) filed with the Commission on July 1, 2003).

4.4.1	Amendment to Amended and Restated Employee Stockholders Agreement, dated as of June 28, 2004, by and among Endo, Endo LLC, KIA V, KEP V and the Employee Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.2.2 of the Form 10-Q for the Quarter ended September 30, 2004 filed with the Commission on November 5, 2004).

4.5	Registration Rights Agreement, dated as of July 17, 2000, by and between Endo and Endo LLC (incorporated herein by reference to Exhibit 4.4 of the Form 10-Q for the Quarter ended June 30, 2000 filed with the Commission on August 15, 2000).

4.6	Amendment to Registration Rights Agreement, dated as of June 30, 2003, by and between Endo and Endo LLC (incorporated herein by reference to Exhibit 10.1 of Amendment No. 2 to the Form S-3 Registration Statement (Registration No. 333-105338) filed with the Commission on July 1, 2003).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.37 of the Form 10-Q for the Quarter ended June 30, 2004 filed with the Commission on August 9, 2004).

Item 9. Undertakings.

     (a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Chadds Ford, Commonwealth of Pennsylvania, on December 3, 2004.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ Carol A. Ammon
	Name:	Carol A. Ammon
	Title:	Chairman & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carol A. Ammon Carol A. Ammon	Chairman and Chief Executive Officer (Principal Executive Officer)	December 3, 2004

/s/ Jeffrey R. Black Jeffrey R. Black	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial & Accounting Officer)	December 3, 2004

* Brian T. Clingen	Director	December 3, 2004

* Michael B. Goldberg	Director	December 3, 2004

* Michael Hyatt	Director	December 3, 2004

* Roger H. Kimmel	Director	December 3, 2004

* Frank J. Loverro	Director	December 3, 2004

* Clive A. Meanwell	Director	December 3, 2004

* Michael W. Mitchell	Director	December 3, 2004

* Joseph T. O’Donnell, Jr.	Director	December 3, 2004

* David I. Wahrhaftig	Director	December 3, 2004

*By: /s/ Jeffrey R. Black Jeffrey R. Black Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Endo Pharmaceuticals Holdings Inc. (“Endo”) (incorporated herein by reference to Exhibit 3.1 of the Form 10-Q for the Quarter ended June 30, 2000 filed with the Commission on August 15, 2000).

4.2	Amended and Restated By-laws of Endo (incorporated herein by reference to Exhibit 3.2 of the Form 10-Q for the Quarter ended March 31, 2003 filed with the Commission on May 14, 2003).

4.3	Amended and Restated Executive Stockholders Agreement, dated as of July 7, 2003, by and among Endo, Endo Pharma LLC (“Endo LLC”), Kelso Investment Associates V, L.P. (“KIA V”), Kelso Equity Partners V, L.P. (“KEP V”) and the Management Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q for the Quarter ended June 30, 2003 filed with the Commission on August 14, 2003).

4.3.1	Amendment to Amended and Restated Executive Stockholders Agreement, dated as of June 28, 2004, by and among Endo, Endo LLC, KIA V, KEP V and the Management Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.1.2 of the Form 10-Q for the Quarter ended September 30, 2004 filed with the Commission on November 5, 2004).

4.4	Amended and Restated Employee Stockholders Agreement, dated as of June 5, 2003, by and among Endo, Endo LLC, KIA V, KEP V and the Employee Stockholders (as defined therein) (incorporated herein by reference to Exhibit 10.2 of Amendment No. 2 to the Form S-3 Registration Statement (Registration No. 333-105338) filed with the Commission on July 1, 2003).

4.4.1	Amendment to Amended and Restated Employee Stockholders Agreement, dated as of June 28, 2004, by and among Endo, Endo LLC, KIA V, KEP V and the Employee Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.2.2 of the Form 10-Q for the Quarter ended September 30, 2004 filed with the Commission on November 5, 2004).

4.5	Registration Rights Agreement, dated as of July 17, 2000, by and between Endo and Endo LLC (incorporated herein by reference to Exhibit 4.4 of the Form 10-Q for the Quarter ended June 30, 2000 filed with the Commission on August 15, 2000).

4.6	Amendment to Registration Rights Agreement, dated as of June 30, 2003, by and between Endo and Endo LLC (incorporated herein by reference to Exhibit 10.1 of Amendment No. 2 to the Form S-3 Registration Statement (Registration No. 333-105338) filed with the Commission on July 1, 2003).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.37 of the Form 10-Q for the Quarter ended June 30, 2004 filed with the Commission on August 9, 2004).